October 4, 2005

Securities and Exchange Commission

450 West Fifth Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

As independent certified public accountants of Dynamic Alert Limited, we hereby consent to the use of our report dated September 22, 2005, relating to the company’s financial statements as of June 30, 2004 and 2005 and the periods then ended, in the Amended Registration Statement (Form SB-2/A) filed with the Securities and Exchange Commission.

/s/ Miller and McCollom

MILLER AND MCCOLLOM, CPAs

4350 Wadsworth Boulevard, Suite 300

Wheat Ridge, Colorado 80033 USA